FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)


              ALABAMA                                      63-0004250
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(State of incorporation or organization)       (IRS Employer Identification No.)


600 North 18th Street, Birmingham, Alabama                    35291
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(Address of principal executive offices)                    (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange
     Title of each class                               on which each class is
     to be so registered                               to be so registered
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Series AA 5 5/8% Senior Notes                         New York Stock Exchange
due April 15, 2034

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $150,000,000 principal amount (6,000,000 securities) of Series AA 5 5/8% Senior Notes due April 15, 2034 (the "Series AA Senior Notes") of Alabama Power Company (the "Company "). A description of the Series AA Senior Notes is contained in the Registration Statement on Form S-3 of the Company, Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII, Registration Nos. 333-110950, 333-110950-01,333-110950-02 and 333-110950-03, filed pursuant to the
Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series AA Senior Notes is also included in a prospectus supplement previously filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

       1    -- Registration Statement on Form S-3 filed by the Company,
               Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII (Registration Nos. 333-110950, 333-110950-01,333-110950-02 and 333-110950-03)
               (incorporated herein by reference).

       4(a) -- Senior Note Indenture between the Company and JPMorgan Chase
               Bank (formerly known as The Chase Manhattan Bank), as trustee (designated in Current Report on Form 8-K, File No. 1-3164, dated December 4, 1997 as Exhibit 4.1 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     April 14, 2004                            ALABAMA POWER COMPANY



                                                     By  /s/Wayne Boston
                                                          Wayne Boston
                                                       Assistant Secretary